Exhibit 99.1
Align Technology Announces Fourth Quarter and Fiscal 2025 Results

Align Technology	Zeno Group
Madelyn Valente	Sarah Karlson
(909) 833-5839	(828) 551-4201
mvalente@aligntech.com	sarah.karlson@zenogroup.com

ALIGN TECHNOLOGY ANNOUNCES FOURTH QUARTER AND FISCAL 2025 FINANCIAL RESULTS

Q4'25 record total revenues of $1,047.6 million, up 5.2% sequentially and up 5.3% year-over-year. Q4'25 Systems and Services revenues up 10.3% sequentially, and up 4.2% year-over-year, reflecting continued iTero Lumina™ upgrades and higher volume across all regions, and higher services revenues. Q4'25 Clear Aligner revenues up 4.0% sequentially and up 5.5% year-over-year.

Q4'25 record Clear Aligner volumes of 676.9 thousand cases, up 4.5% sequentially, and up 7.7% year-over-year, driven by strength in the EMEA, Latin America and Asia Pacific regions and stability in North America. Q4'25 Clear Aligner volumes up 8.9% year-over-year in the Orthodontic channel, and up 5.3% year-over-year in the GP dentist channel. Q4'25 Clear Aligner volumes up 6.9% year-over-year in teens and kids, and up 8% year-over-year for adult patients.

FY2025 record total revenues of $4.0 billion, Clear Aligner revenues of $3.2 billion, and Systems and Services revenues of $789.6 million, up 0.9%, up 0.5%, and up 2.7%, respectively, compared to 2024.

During 2025, we achieved the following major milestones: over 22 million Invisalign® patients including over 6.5 million teens and growing kids, over 121 thousand active iTero™ scanner units, over 70 thousand exocad CAD/CAM licenses, over 295 thousand active Invisalign trained doctors, and over 2.4 billion clear aligners manufactured worldwide.

TEMPE, Ariz., February 4, 2026 -- Align Technology, Inc. (Nasdaq: ALGN), a leading global medical device company that designs, manufactures, and sells the Invisalign® System of clear aligners, iTero™ intraoral scanners, and exocad™ CAD/CAM software for digital orthodontics and restorative dentistry, today reported financial results for the fourth quarter ("Q4'25") and year ended December 31, 2025 ("2025"). Q4'25 total revenues were $1,047.6 million, up 5.2% sequentially and up 5.3% year-over-year. Q4'25 total revenues were unfavorably impacted by foreign exchange of approximately $3.0 million or 0.3% sequentially and favorably impacted by approximately $14.8 million or 1.4% year-over-year.(1) Q4'25 Clear Aligner revenues were $838.1 million, up 4.0% sequentially and up 5.5% year-over-year. Q4'25 Clear Aligner revenues were unfavorably impacted by foreign exchange of approximately $2.3 million or 0.3% sequentially and favorably impacted by approximately $12.4 million or 1.5% year-over-year.(1) Q4'25 Clear Aligner volume of 676.9 thousand cases was up 4.5% sequentially and up 7.7% year-over-year. Q4'25 Imaging Systems and CAD/CAM Services revenues were $209.4 million, up 10.3% sequentially and up 4.2% year-over-year. Q4'25 Imaging Systems and CAD/CAM Services revenues were unfavorably impacted by foreign exchange of approximately $0.7 million or 0.3% sequentially and favorably impacted by approximately $2.5 million or 1.2% year-over-year.(1)

(1) For more information, please see the tables captioned "Unaudited GAAP to Non-GAAP Reconciliation."

Align Technology Announces Fourth Quarter and Fiscal 2025 Results
Q4'25 gross profit was $683.6 million resulting in a gross margin of 65.3%. Q4'25 gross margin was unfavorably impacted by foreign exchange of approximately 0.1 point sequentially and favorably impacted by approximately 0.5 points year-over-year.(1) On a non-GAAP basis, Q4’25 gross profit was $754.7 million resulting in a gross margin of 72.0%.

Q4'25 operating income was $155.3 million resulting in an operating margin of 14.8%. Q4'25 operating margin was unfavorably impacted by foreign exchange of approximately 0.3 points sequentially and favorably impacted by approximately 0.2 points year-over-year.(1) Q4'25 net income was $135.8 million, or $1.89 per diluted share. Q4'25 diluted net income per share was unfavorably impacted by a stronger U.S. dollar, which amounted to approximately $0.05 per diluted share due to foreign exchange. On a non-GAAP basis, Q4'25 net income was $236.0 million, or $3.29 per diluted share. During Q4'25, we incurred a total of $67.5 million of restructuring and accelerated depreciation charges.

2025 total revenues of $4.0 billion were favorably impacted by foreign exchange of approximately $4.9 million or 0.1% compared to 2024.(1) 2025 Clear Aligner revenues of $3.2 billion were favorably impacted by foreign exchange of approximately $4.1 million or 0.1% compared to 2024.(1) 2025 Imaging Systems and CAD/CAM Services revenues of $789.6 million were favorably impacted by foreign exchange of approximately $0.8 million or 0.1% compared to 2024.(1) 2025 Clear Aligner volume of 2.6 million cases, was up 4.7% year-over-year. During 2025, we incurred restructuring and other charges primarily related to post-employment benefits of $42.9 million, and other non-cash items, including impairment on assets held for sale, depreciation expense on assets disposed of other than by sale, and impairment loss on inventory, for an aggregate of $157.9 million.

Align Technology Announces Fourth Quarter and Fiscal 2025 Results

Commenting on Align's Q4'25 and 2025 results, Align Technology President and CEO Joe Hogan said, “I am pleased to report fourth quarter results and better than expected revenues and Clear Aligner volumes, as well as non-GAAP gross margin and non-GAAP operating margin — both above our outlook. For Q4, total revenues were a record $1,047.6 million, an increase of 5.3% year-over-year and an increase of 5.2% sequentially. Q4 Clear Aligner revenues of $838.1 million increased 5.5% year-over-year and increased 4.0% sequentially. Q4 Clear Aligner volume was a record 676.9 thousand cases, up 7.7% year-over-year and up 4.5% sequentially. On a year-over-year basis, Q4 Clear Aligner volume growth was driven by strength in EMEA, Latin America and APAC — with stability in North America. Q4 Clear Aligner volume growth year-over-year reflects strength from adult and teens and growing kid patients, as well as growth in both the GP and Ortho channels. On a sequential basis, Q4 Clear Aligner volumes reflect strong growth from the EMEA region, driven primarily by adult patients, as well as continued strength in Latin America from teens, growing kids and adult patients. During Q4, 87.7 thousand doctors submitted Invisalign® cases globally, a record high for a fourth quarter, driven primarily by a record number of Orthodontist submitters. For Systems and Services, Q4 revenues were $209.4 million, up 4.2% year-over-year and up 10.3% sequentially. Year-over-year revenue growth reflects higher volumes driven by continued iTero Lumina™ scanner sales. iTero Lumina with iTero Multi-Direct Capture™ technology elevates the scanning workflow with ease‑of‑use and exceptional visualization, helping doctors move seamlessly into our next‑generation imaging platform. For Q4, iTero Lumina represented approximately 86% of our full systems units."

Continued Hogan, "For the full year fiscal 2025, total revenues were a record $4.0 billion, up 0.9% year-over-year, and Systems and Services revenues were $789.6 million, up 2.7% year-over-year. Fiscal 2025 Clear Aligner revenues were $3.2 billion, up 0.5% year-over-year on record Clear Aligner volumes of 2.6 million cases, which were up 4.7% year-over-year. For the year, a record 935.8 thousand teens and kids started treatment with Invisalign clear aligners, up 7.8% year-over-year. For fiscal 2025, total Invisalign® DSP Touch Up cases shipped were over 136 thousand, up 35.7% compared to 2024. We delivered fiscal 2025 non-GAAP operating margin of 22.7%, above our 2025 outlook."

Align Technology Announces Fourth Quarter and Fiscal 2025 Results

Financial Summary - Fourth Quarter Fiscal 2025

	Q4'25	Q3'25	Q4'24	Q/Q Change	Y/Y Change
Clear Aligner Shipments	676,855	647,750	628,730	+4.5%	+7.7%
GAAP
Net Revenues	$1,047.6M	$995.7M	$995.2M	+5.2%	+5.3%
Clear Aligner	$838.1M	$805.8M	$794.3M	+4.0%	+5.5%
Imaging Systems and CAD/CAM Services	$209.4M	$189.9M	$200.9M	+10.3%	+4.2%
Net Income	$135.8M	$56.8M	$103.8M	+139.2%	+30.8%
Diluted EPS	$1.89	$0.78	$1.39	$+1.11	$+0.50
Non-GAAP
Net Income	$236.0M	$189.0M	$181.6M	+24.9%	+29.9%
Diluted EPS	$3.29	$2.61	$2.44	+$0.68	+$0.85

Financial Summary - Fiscal 2025

	2025	2024	Y/Y Change
Clear Aligner Shipments	2,611,280	2,493,735	+4.7%
GAAP
Net Revenues	$4,035.0M	$3,999.0M	+0.9%
Clear Aligner	$3,245.4M	$3,230.1M	+0.5%
Imaging Systems and CAD/CAM Services	$789.6M	$768.9M	+2.7%
Net Income	$410.4M	$421.4M	(2.6)%
Diluted EPS	$5.65	$5.62	$+0.03
Non-GAAP
Net Income	$763.0M	$699.7M	+9.0%
Diluted EPS	$10.51	$9.33	+$1.18
Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding.

As of December 31, 2025, we had $1,094.9 million in cash and cash equivalents compared to $1,004.6 million as of September 30, 2025. As of December 31, 2025, we had $300.0 million available under a revolving line of credit.

Commenting on Align's fourth quarter and fiscal 2025 results, outlook for Q1’26 and Fiscal 2026, Align Technology CFO and EVP Global Finance, John Morici said, "Q4 was a good finish to the year, with results that came in better than expected and reflect the continued strength of our business fundamentals. As we enter 2026, we’re executing with focus and discipline, and we’re encouraged by the progress we’re seeing across regions and key customer segments. Our confidence is grounded in the actions we’re taking to actively manage the business and drive growth through our core strategic priorities — expanding international adoption, increasing orthodontic utilization particularly among teens and kids, accelerating GP engagement including restorative dentistry, and strengthening consumer demand conversion with greater emphasis on local, last‑mile marketing. While the macro environment remains dynamic, we are cautiously optimistic. With a strong innovation roadmap, disciplined operational execution, and a global team committed to delivering for doctors and their patients, we believe we are well positioned to deliver growth and value in 2026 and beyond."

Align Technology Announces Fourth Quarter and Fiscal 2025 Results
Align Announcement Highlights

•February 2, 2026 – Align Technology announced a collaboration with the University of Bern on Switzerland’s first Swiss Oral Health Study, an epidemiological initiative led by Professor Dr. Hendrik Meyer-Lückel, director of the Clinic for Conservative, Preventive, and Pediatric Dentistry at the University of Bern. As part of this collaboration, Align is providing its state-of-the-art iTero Lumina™ intraoral scanner, which will have a central role in the study’s data collection.
•January 13, 2026 – Align Technology announced a new initiative with the Canadian Foundation for the Advancement of Orthodontics ("CFAO"). Under this initiative, Align has committed to support Invisalign treatment for 30 eligible patients through CFAO's Smiles4Canada program.
•December 8, 2025 – Align Technology launched the Invisalign® System with mandibular advancement in Thailand. The system features occlusal blocks designed to correct Class II skeletal and dental issues by advancing the mandible while aligning teeth.
•December 3, 2025 – Align Technology showcased its latest innovations at the Greater New York Dental Meeting 2025, one of the largest U.S. dental congresses. Highlights included hands-on demos of the iTero Lumina™ scanner, Align™ Oral Health Suite, Invisalign Smile Architect™, iTero™ Design Suite, and ClinCheck® Signature experience.
•November 25, 2025 – Align Technology announced that it received top‑tier recognition in the 2025 All‑America Executive Team rankings from Extel Insights (formerly Institutional Investor Research). The rankings evaluate the quality of investor relations programs, corporate leadership, and governance based on voting from buy‑ and sell‑side analysts. Align earned multiple #1, #3, and top‑10 placements for executive leadership, board governance, investor relations, and investor/analyst events within the Health Care Technology & Distribution sector and the Large‑Cap ($10B–$50B) category. Align was also named a Most Honored Company in the 2025 survey, recognizing U.S. companies that achieve consistently high rankings across categories.
•November 24, 2025 – Align Technology introduced the Invisalign® System with mandibular advancement in the Philippines, featuring occlusal blocks for simultaneous mandibular advancement and tooth alignment to address Class II correction.
•November 4, 2025 – Align Technology announced participation in key financial conferences: UBS Global Healthcare, Jefferies Healthcare, Piper Sandler Healthcare (37th Annual), and Evercore Healthcare (8th Annual).
•November 3, 2025 – Align Technology opened its 2026 Annual Research Award Program, offering up to $300,000 to support global university research in orthodontics and dentistry. Since 2010, the program has funded approximately $3.96 million in scientific and technological initiatives to advance patient care.

Q4'25 and 2025 Stock Repurchases

•During Q4'25, we repurchased approximately 0.7 million shares of our common stock at an average price per share of $142.87. These repurchases were made pursuant to the $200.0 million open market repurchase plan announced in August 2025, and were completed in January 2026. During 2025, we repurchased 2.9 million shares of our common stock at an average price per share of $162.09, for a total of $465.9 million. As of December 31, 2025, $831.2 million remains available for repurchases of our common stock under our $1.0 billion stock repurchase program announced in April 2025.

Align Technology Announces Fourth Quarter and Fiscal 2025 Results

Tariff Update as of December 31, 2025

•Currently, we do not expect a material change to our operations as a consequence of the latest U.S. tariff actions, and we refer you to our Q1’25 press release and earnings materials, as well as our Q2’25 webcast slides which includes specifics regarding potential impacts of U.S. Tariffs

Fiscal 2026 Business Outlook

Assuming no circumstances occur beyond our control, such as foreign exchange, macroeconomic conditions, and changes to currently applicable duties, including tariffs or other fees that could impact our business:

Q1'26:
•We expect Q1’26 worldwide revenues to be in the range of $1,010M to $1,030M, up 3% to 5% year-over-year
•We expect Q1’26 Clear Aligner volume to be up mid-single digits year-over-year
•We expect Q1’26 Clear Aligner average selling price (“ASP”) to be up sequentially from favorable geographic mix
•We expect Systems & Services revenue to be down sequentially, consistent with typical Q1 seasonality
•We expect our Q1’26 GAAP operating margin to be 12.4% to 12.8%, down sequentially and Q1’26 Non-GAAP operating margin to be approximately 19.5%, consistent with typical Q1 seasonality

For fiscal 2026:
•We expect 2026 worldwide revenue growth to be up 3% to 4% year-over-year
•We expect 2026 Clear Aligner volume growth to be up mid-single digits year-over-year
•We expect the 2026 GAAP operating margin to be slightly below 18.0%, approximately 400 basis points improvement over 2025 and non-GAAP operating margin to be approximately 23.7%, 100 basis points improvement year-over-year as communicated during our third quarter earnings call
•We expect our investments in capital expenditures for fiscal 2026 to be $125 million to $150 million. Capital expenditures primarily relate to technology upgrades, additional manufacturing capacity as well as maintenance

Align Web Cast and Conference Call

We will host a conference call today, February 4, 2026, at 4:30 p.m. EST, 2:30 p.m. MST, to review our fourth quarter and full year 2025 results, discuss future operating trends, and our business outlook. The conference call will also be webcast live via the Internet. To access the webcast, go to the "Events & Presentations" section under

Align Technology Announces Fourth Quarter and Fiscal 2025 Results
Company Information on Align's Investor Relations website at http://investor.aligntech.com. To access the conference call, participants may register for the call at https://edge.media-server.com/mmc/p/m68uzfsd/. Once registered, participants will receive an email with dial-in number and unique PIN number to access the live event. An archived audio webcast will be available 2 hours after the call's conclusion and will remain available for one month.

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles ("GAAP") in the United States ("U.S. GAAP"), we use the following non-GAAP financial measures: constant currency net revenues, constant currency gross profit, constant currency gross margin, constant currency income from operations, constant currency operating margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP total operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP effective tax rate, non-GAAP net income and non-GAAP diluted net income per share. These non-GAAP financial measures exclude certain items that may not be indicative of our fundamental operating performance, including foreign currency exchange rate impacts, the effects of stock-based compensation, amortization of intangible assets related to certain acquisitions, restructuring and other charges, costs to resolve litigation and legal settlements, acquisition-related costs, discrete cash and non-cash charges or gains and associated tax impacts that are included in the most directly comparable GAAP financial measure.

Our management believes that the use of certain non-GAAP financial measures provides meaningful supplemental information regarding our recurring core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. We believe these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making, and (2) they are used by our institutional investors and the analyst community to help them analyze the performance of our business.

There are material limitations to using non-GAAP financial measures as they are not prepared in accordance with U.S. GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. Non-GAAP financial measures exclude certain items that may have a material impact upon our reported results of operations, which can limit their usefulness for comparison purposes. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which charges and gains are excluded or included from the non-GAAP financial measures. We compensate for these limitations by analyzing current and future results on both a GAAP and non-GAAP basis and by providing specific information regarding the GAAP amounts excluded or included from these non-GAAP financial measures in our public disclosures. The presentation of non-GAAP financial information is meant to be considered in addition to, not as a substitute for, superior to, or in isolation from, the directly comparable financial measures prepared in accordance with U.S. GAAP. We urge investors to review the reconciliation of our GAAP financial measures to the comparable non-GAAP financial measures included herein and not to rely on any single financial measure to evaluate our business. For more information on these non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the tables captioned "Unaudited GAAP to Non-GAAP Reconciliation."

Align Technology Announces Fourth Quarter and Fiscal 2025 Results

About Align Technology, Inc.

Align Technology designs and manufactures the Invisalign® System, the most advanced clear aligner system in the world, iTero™ intraoral scanners and services, and exocad™ CAD/CAM software. These technology building blocks enable enhanced digital orthodontic and restorative workflows to improve patient outcomes and practice efficiencies for approximately 295.6 thousand doctor customers and are key to accessing Align’s 600 million consumer market opportunity worldwide. Over the past 28 years, Align has helped doctors treat approximately 22.1 million patients with the Invisalign System and is driving the evolution in digital dentistry through the Align™ Digital Platform, our integrated suite of unique, proprietary technologies and services delivered as a seamless, end-to-end solution for patients and consumers, orthodontists and GP dentists, and lab/partners. Visit www.aligntech.com for more information.

For additional information about the Invisalign System or to find an Invisalign doctor in your area, please visit www.invisalign.com. For additional information about the iTero digital scanning system, please visit www.itero.com. For additional information about exocad dental CAD/CAM offerings and a list of exocad reseller partners, please visit www.exocad.com.

Invisalign, iTero, exocad, Align, Align Digital Platform, and iTero Lumina are trademarks of Align Technology, Inc.

Forward-Looking Statements

This news release, including the tables below, contains forward-looking statements, including statements of our current intentions, beliefs and expectations regarding our ability to deliver growth and value in 2026 and beyond, actively manage our business, drive growth through our core strategic priorities, and drive consumer demand and patient conversion; the continued strength of our business fundamentals; our progress across regions and key customer segments; our confidence and optimism during a dynamic macroeconomic environment; our expectations for implemented or proposed tariffs; our expectations for Q1'26 worldwide revenues, Clear Aligner volume, Clear Aligner ASPs, Systems and Services revenues, and GAAP and non-GAAP operating margin; our expectations for fiscal year 2026 worldwide revenue growth, Clear Aligner volume growth, GAAP and non-GAAP operating margin, and investments in capital expenditures. Forward-looking statements contained in this press release are based upon information available to Align as of the date hereof. These forward-looking statements reflect our best judgments based on currently known facts and circumstances and are subject to risks and uncertainties, and assumptions that may be inaccurate. As a result, actual results may differ materially and adversely from those expressed or implied in any forward-looking statement.

Factors that might cause such a difference include, but are not limited to:
•macroeconomic conditions, including fluctuations in foreign currency exchange rates, inflation, general economic weakness, actual or potential slowdowns or recessions, interest rates and market volatility;
•geopolitical events, such as wars, military conflicts (such as those involving Ukraine, the Middle East and China), terrorism and major public health crises, which could result in, among other things, disruptions to our supply chain and the global economy;

Align Technology Announces Fourth Quarter and Fiscal 2025 Results
•tariffs or proposed tariffs, customs duties, or fees, and any retaliatory tariffs, international trade disputes, or protectionist trade measures taken in response to such tariffs;
•customer and consumer purchasing behavior and changes in consumer spending habits as a result of, among other things, prevailing macroeconomic conditions, declining customer confidence and consumer sentiment, employment levels, health insurance coverage, wages, debt obligations, discretionary income, inflationary pressure, and perceptions of current and future economic conditions;
•variations in our geographic, channel or product mix, product launches, product pilots and product adoption, and selling prices regionally and globally, including product mix shifts to lower priced products or to products with a higher percentage of deferred revenue;
•competition from existing and new competitors;
•competitive pressure from AI-powered technologies in the dental industry, regulatory and legal risks surrounding implementation of AI, and reputational harm from improper use of AI;
•declines in, or the slowing of the growth of, sales of our clear aligners and intraoral scanners domestically and/or internationally and the impact either would have on the adoption of Invisalign products;
•our ability to implement and realize the anticipated benefits currently expected from actions to realign certain business groups and reduce our global workforce in response to the prevailing macroeconomic environment;
•the possibility that the development and release of new products or enhancements to existing products do not proceed in accordance with the anticipated timeline or may themselves contain bugs, errors, or defects in software or hardware requiring remediation and that the market for the sale of these new or enhanced products may not develop as expected;
•the timing, availability and cost of raw materials, components, products and other shipping and supply chain constraints and disruptions;
•unexpected or rapid changes in the growth or decline of our domestic and/or international markets;
•rapidly evolving and groundbreaking advances that fundamentally alter the dental industry or the way new and existing customers market and provide products and services to consumers;
•our ability to protect our intellectual property rights;
•our ability to comply with regulatory requirements and obtain and maintain regulatory approvals or clearances, including as a result of any shutdowns of the U.S. federal government or reductions in government personnel;
•the willingness and ability of our customers to maintain and/or increase product utilization in sufficient numbers;
•our ability to sustain or increase profitability or revenue growth in future periods (or minimize declines) while controlling expenses;
•expansion of our business and products;

Align Technology Announces Fourth Quarter and Fiscal 2025 Results
•the impact of excess or constrained capacity at our manufacturing and treat operations facilities and pressure on our internal systems and personnel;
•security breaches, data breaches, or other cybersecurity incidents involving any customer and/or patient data, and our failure to comply with laws, regulations and other obligations related to privacy, data protection, data governance and cybersecurity;
•the timing of case submissions from our doctor customers within a quarter as well as an increased manufacturing costs per case; and
•the loss of key personnel, labor shortages, or work stoppages for us or our suppliers.
The foregoing and other risks are detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the Securities and Exchange Commission ("SEC") on February 28, 2025 and our latest Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, which was filed with the SEC on November 5, 2025. Align undertakes no obligation, and does not intend, to revise or update publicly any forward-looking statements for any reason.

Align Technology Announces Fourth Quarter and Fiscal 2025 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net revenues	$1,047,561	$995,219	$4,034,964	$3,999,012
Cost of net revenues	363,974	298,278	1,323,951	1,199,853
Gross profit	683,587	696,941	2,711,013	2,799,159
Operating expenses:
Selling, general and administrative	441,676	424,971	1,755,791	1,763,193
Research and development	83,036	94,878	369,911	364,202
Restructuring and other charges	3,551	33,168	35,378	33,168
Legal settlement loss	—	(225)	4,178	30,968
Total operating expenses	528,263	552,792	2,165,258	2,191,531
Income from operations	155,324	144,149	545,755	607,628
Interest income and other income (expense), net:
Interest income	4,621	8,522	16,045	20,218
Other income (expense), net	16,650	(11,894)	23,487	(18,887)
Total interest income and other income (expense), net	21,271	(3,372)	39,532	1,331
Net income before provision for income taxes	176,595	140,777	585,287	608,959
Provision for income taxes	40,835	36,970	174,936	187,597
Net income	$135,760	$103,807	$410,351	$421,362

Net income per share:
Basic	$1.89	$1.39	$5.66	$5.63
Diluted	$1.89	$1.39	$5.65	$5.62
Shares used in computing net income per share:
Basic	71,684	74,419	72,542	74,877
Diluted	71,757	74,465	72,588	74,993

Align Technology Announces Fourth Quarter and Fiscal 2025 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2025	December 31, 2024
ASSETS

Current assets:
Cash and cash equivalents	$1,094,908	$1,043,887
Accounts receivable, net	1,101,757	995,685
Inventories	226,343	254,287
Prepaid expenses and other current assets	165,571	198,582
Assets held for sale	27,983	—
Total current assets	2,616,562	2,492,441

Property, plant and equipment, net	1,131,453	1,271,134
Operating lease right-of-use assets, net	108,322	113,376
Goodwill	491,833	442,630
Intangible assets, net	93,933	103,488
Deferred tax assets	1,513,542	1,557,372
Other assets	278,048	234,159

Total assets	$6,233,693	$6,214,600

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$121,450	$108,693
Accrued liabilities	536,749	598,188
Deferred revenues	1,261,816	1,331,146
Total current liabilities	1,920,015	2,038,027

Income tax payable	68,200	96,466
Operating lease liabilities	82,507	88,214
Other long-term liabilities	113,824	139,908
Total liabilities	2,184,546	2,362,615

Total stockholders’ equity	4,049,147	3,851,985

Total liabilities and stockholders’ equity	$6,233,693	$6,214,600

Align Technology Announces Fourth Quarter and Fiscal 2025 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net cash provided by operating activities	$593,223	$738,231

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(112,445)	(254,912)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(464,580)	(355,722)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	35,025	(21,153)
Net increase in cash, cash equivalents, and restricted cash	51,223	106,444
Cash, cash equivalents, and restricted cash at beginning of the period	1,044,963	938,519
Cash, cash equivalents, and restricted cash at end of the period	$1,096,186	$1,044,963

Align Technology Announces Fourth Quarter and Fiscal 2025 Results
ALIGN TECHNOLOGY, INC.
INVISALIGN BUSINESS METRICS

Q1	Q2	Q3	Q4	Fiscal	Q1	Q2	Q3	Q4	Fiscal
2024	2024	2024	2024	2024	2025	2025	2025	2025	2025

Number of Invisalign Trained Doctors Cases Were Shipped To
83,510	86,135	87,380	85,685	130,370	85,275	86,250	88,155	87,710	130,015
Invisalign Trained Doctor Utilization Rates*
7.2	7.5	7.1	7.3	19.1	7.5	7.5	7.3	7.7	20.1
Clear Aligner Revenue Per Case Shipment**
$1,350	$1,295	$1,275	$1,265	$1,295	$1,240	$1,250	$1,245	$1,240	$1,245

* number of cases shipped / number of doctors to whom cases were shipped
** Clear Aligner revenues / Case shipments
.

ALIGN TECHNOLOGY, INC.
STOCK-BASED COMPENSATION
(in thousands)

	Q1	Q2	Q3	Q4	Fiscal	Q1	Q2	Q3	Q4	Fiscal
	2024	2024	2024	2024	2024	2025	2025	2025	2025	2025
Stock-based Compensation (SBC):
SBC included in Gross Profit	$2,064	$2,582	$3,070	$(721)	$6,995	$1,538	$1,636	$1,540	$1,463	$6,177
SBC included in Operating Expenses	36,724	44,446	45,969	39,569	166,708	43,459	46,572	46,837	42,825	179,693
Total SBC	$38,788	$47,028	$49,039	$38,848	$173,703	$44,997	$48,208	$48,377	$44,288	$185,870

Align Technology Announces Fourth Quarter and Fiscal 2025 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION+
CONSTANT CURRENCY NET REVENUES
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	December 31, 2025	September 30, 2025	Impact % of Revenue
GAAP net revenues	$1,047,561	$995,692
Constant currency impact (1)	2,965		0.3%
Constant currency net revenues (1)	$1,050,526

GAAP Clear Aligner net revenues	$838,145	$805,799
Clear Aligner constant currency impact (1)	2,312		0.3%
Clear Aligner constant currency net revenues (1)	$840,457

GAAP Imaging Systems and CAD/CAM Services net revenues	$209,416	$189,893
Imaging Systems and CAD/CAM Services constant currency impact (1)	653		0.3%
Imaging Systems and CAD/CAM Services constant currency net revenues (1)	$210,069

Year-over-year constant currency analysis:

	Three Months Ended December 31,
	2025	2024	Impact % of Revenue
GAAP net revenues	$1,047,561	$995,219
Constant currency impact (1)	(14,810)		(1.4)%
Constant currency net revenues (1)	$1,032,751

GAAP Clear Aligner net revenues	$838,145	$794,289
Clear Aligner constant currency impact (1)	(12,351)		(1.5)%
Clear Aligner constant currency net revenues (1)	$825,794

GAAP Imaging Systems and CAD/CAM Services net revenues	$209,416	$200,930
Imaging Systems and CAD/CAM Services constant currency impact (1)	(2,458)		(1.2)%
Imaging Systems and CAD/CAM Services constant currency net revenues (1)	$206,958

Align Technology Announces Fourth Quarter and Fiscal 2025 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
CONSTANT CURRENCY NET REVENUES CONTINUED
(in thousands, except percentages)

Current year versus prior year constant currency analysis:

	Year Ended December 31,
	2025	2024	Impact % of Revenue
GAAP net revenues	$4,034,964	$3,999,012
Constant currency impact (1)	(4,875)		(0.1)%
Constant currency net revenues (1)	$4,030,089

GAAP Clear Aligner net revenues	$3,245,404	$3,230,122
Clear Aligner constant currency impact (1)	(4,077)		(0.1)%
Clear Aligner constant currency net revenues (1)	$3,241,327

GAAP Imaging Systems and CAD/CAM Services net revenues	$789,560	$768,890
Imaging Systems and CAD/CAM Services constant currency impact (1)	(798)		(0.1)%
Imaging Systems and CAD/CAM Services constant currency net revenues (1)	$788,762

Note:
(1) We define constant currency net revenues as total net revenues excluding the effect of foreign exchange rate movements and use it to determine the percentage for the constant currency impact on net revenues on a sequential, year-over-year and current year versus prior year basis. Constant currency impact in dollars is calculated by translating the current period GAAP net revenues using the foreign currency exchange rates that were in effect during the previous comparable period and subtracting it by the current period GAAP net revenues. The percentage for the constant currency impact on net revenues is calculated by dividing the constant currency impact in dollars (numerator) by constant currency net revenues in dollars (denominator).
(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Fourth Quarter and Fiscal 2025 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
CONSTANT CURRENCY GROSS PROFIT AND GROSS MARGIN
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	December 31, 2025	September 30, 2025
GAAP gross profit	$683,587	$639,201
Constant currency impact on net revenues	2,965
Constant currency gross profit	$686,551

	Three Months Ended
	December 31, 2025	September 30, 2025
GAAP gross margin	65.3%	64.2%
Gross margin constant currency impact (1)	0.1
Constant currency gross margin (1)	65.4%

Year-over-year constant currency analysis:

	Three Months Ended December 31,
	2025	2024
GAAP gross profit	$683,587	$696,941
Constant currency impact on net revenues	(14,810)
Constant currency gross profit	$668,776

	Three Months Ended December 31,
	2025	2024
GAAP gross margin	65.3%	70.0%
Gross margin constant currency impact (1)	(0.5)
Constant currency gross margin (1)	64.8%

Align Technology Announces Fourth Quarter and Fiscal 2025 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
CONSTANT CURRENCY GROSS PROFIT AND GROSS MARGIN
(in thousands, except percentages)

Current year versus prior year constant currency analysis:

	Year Ended December 31,
	2025	2024
GAAP gross profit	$2,711,013	$2,799,159
Constant currency impact on net revenues	(4,875)
Constant currency gross profit	$2,706,138

	Year Ended December 31,
	2025	2024
GAAP gross margin	67.2%	70.0%
Constant currency impact on net revenues(1)	(0.04)
Constant currency gross margin(1)	67.1%

Note:
(1) We define constant currency gross margin as constant currency gross profit as a percentage of constant currency net revenues. Gross margin constant currency impact is the increase or decrease in constant currency gross margin compared to the GAAP gross margin.
(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Fourth Quarter and Fiscal 2025 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
CONSTANT CURRENCY INCOME FROM OPERATIONS AND OPERATING MARGIN
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	December 31, 2025	September 30, 2025
GAAP income from operations	$155,324	$96,298
Income from operations constant currency impact (1)	3,554
Constant currency income from operations (1)	$158,878

	Three Months Ended
	December 31, 2025	September 30, 2025
GAAP operating margin	14.8%	9.7%
Operating margin constant currency impact (2)	0.3
Constant currency operating margin (2)	15.1%

Year-over-year constant currency analysis:

	Three Months Ended December 31,
	2025	2024
GAAP income from operations	$155,324	$144,149
Income from operations constant currency impact (1)	(3,898)
Constant currency income from operations (1)	$151,426

	Three Months Ended December 31,
	2025	2024
GAAP operating margin	14.8%	14.5%
Operating margin constant currency impact (2)	(0.2)
Constant currency operating margin (2)	14.7%

Align Technology Announces Fourth Quarter and Fiscal 2025 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
CONSTANT CURRENCY INCOME FROM OPERATIONS AND OPERATING MARGIN CONTINUED
(in thousands, except percentages)

Current year versus prior year constant currency analysis:

	Year Ended December 31,
	2025	2024
GAAP income from operations	$545,755	$607,628
Income from operations constant currency impact (1)	4,935
Constant currency income from operations (1)	$550,690

	Year Ended December 31,
	2025	2024
GAAP operating margin	13.5%	15.2%
Operating margin constant currency impact (2)	0.1
Constant currency operating margin (2)	13.7%

Notes:
(1) We define constant currency income from operations as GAAP income from operations excluding the effect of foreign exchange rate movements for GAAP net revenues and operating expenses on a sequential, year-over-year and current year versus prior year basis. Constant currency impact in dollars is calculated by translating the current period GAAP net revenues and operating expenses using the foreign currency exchange rates that were in effect during the previous comparable period and subtracting it by the current period GAAP net revenues and operating expenses.
(2) We define constant currency operating margin as constant currency income from operations as a percentage of constant currency net revenues. Operating margin constant currency impact is the increase or decrease in constant currency operating margin compared to the GAAP operating margin.
(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Fourth Quarter and Fiscal 2025 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
FINANCIAL MEASURES OTHER THAN CONSTANT CURRENCY
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
GAAP gross profit	$683,587	$696,941	$2,711,013	$2,799,159
Stock-based compensation	1,463	(721)	6,177	6,995
Amortization of intangibles (1)	3,841	3,699	14,979	14,803
Restructuring and other charges (2)	718	3,823	7,763	3,823
Impairment loss on assets held for sale (3)	—	—	23,142	—
Depreciation on assets disposed of other than sale (4)	63,257	—	76,920	—
Impairment loss on inventory (5)	—	—	14,924	—
Other non-GAAP items (6)	1,861	1,410	1,861	1,410
Non-GAAP gross profit	$754,727	$705,152	$2,856,779	$2,826,190

GAAP gross margin	65.3%	70.0%	67.2%	70.0%
Non-GAAP gross margin	72.0%	70.9%	70.8%	70.7%

GAAP total operating expenses	$528,263	$552,792	$2,165,258	$2,191,531
Stock-based compensation	(42,825)	(39,569)	(179,693)	(166,708)
Amortization of intangibles (1)	(940)	(879)	(3,624)	(3,497)
Restructuring and other charges (2)	(3,551)	(33,168)	(35,181)	(32,722)
Legal settlement loss	—	225	(4,178)	(30,968)
Other non-GAAP items (6)	—	(4,676)	—	(4,676)
Non-GAAP total operating expenses	$480,947	$474,725	$1,942,582	$1,952,960

GAAP income from operations	$155,324	$144,149	$545,755	$607,628
Stock-based compensation	44,288	38,848	185,870	173,703
Amortization of intangibles (1)	4,781	4,578	18,603	18,300
Restructuring and other charges (2)	4,269	36,991	42,944	36,545
Legal settlement loss	—	(225)	4,178	30,968
Impairment loss on assets held for sale (3)	—	—	23,142	—
Depreciation on assets disposed of other than sale (4)	63,257	—	76,920	—
Impairment loss on inventory (5)	—	—	14,924	—
Other non-GAAP items (6)	1,861	6,086	1,861	6,086
Non-GAAP income from operations	$273,780	$230,427	$914,197	$873,230

GAAP operating margin	14.8%	14.5%	13.5%	15.2%
Non-GAAP operating margin	26.1%	23.2%	22.7%	21.8%

Align Technology Announces Fourth Quarter and Fiscal 2025 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED
FINANCIAL MEASURES OTHER THAN CONSTANT CURRENCY CONTINUED
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
GAAP net income before provision for income taxes	$176,595	$140,777	$585,287	$608,959
Stock-based compensation	44,288	38,848	185,870	173,703
Amortization of intangibles (1)	4,781	4,578	18,603	18,300
Restructuring and other charges (2)	4,269	36,991	42,944	36,545
Legal settlement loss	—	(225)	4,178	30,968
Impairment loss on assets held for sale (3)	—	—	23,142	—
Depreciation on assets disposed of other than sale (4)	63,257	—	76,920	—
Impairment loss on inventory (5)	—	—	14,924	—
Other non-GAAP items (6)	1,861	6,086	1,861	6,086
Non-GAAP net income before provision for income taxes	$295,051	$227,055	$953,729	$874,561

GAAP provision for income taxes	$40,835	$36,970	$174,936	$187,597
Tax impact on non-GAAP adjustments	18,175	8,441	15,810	(12,715)
Non-GAAP provision for income taxes	$59,010	$45,411	$190,746	$174,882

GAAP effective tax rate	23.1%	26.3%	29.9%	30.8%
Non-GAAP effective tax rate	20.0%	20.0%	20.0%	20.0%

GAAP net income	$135,760	$103,807	$410,351	$421,362
Stock-based compensation	44,288	38,848	185,870	173,703
Amortization of intangibles (1)	4,781	4,578	18,603	18,300
Restructuring and other charges (2)	4,269	36,991	42,944	36,545
Legal settlement loss	—	(225)	4,178	30,968
Impairment loss on assets held for sale (3)	—	—	23,142	—
Depreciation on assets disposed of other than sale (4)	63,257	—	76,920	—
Impairment loss on inventory (5)	—	—	14,924	—
Other non-GAAP items (6)	1,861	6,086	1,861	6,086
Tax impact on non-GAAP adjustments	(18,175)	(8,441)	(15,810)	12,715
Non-GAAP net income	$236,041	$181,644	$762,983	$699,679

GAAP diluted net income per share	$1.89	$1.39	$5.65	$5.62
Non-GAAP diluted net income per share	$3.29	$2.44	$10.51	$9.33

Shares used in computing diluted net income per share	71,757	74,465	72,588	74,993

Notes:
(1)    Amortization of intangible assets related to certain acquisitions
(2)    During the fourth quarters of 2024 and the third quarter of 2025, we initiated restructuring plans to reduce headcount and increase efficiencies across the organization and lower the overall cost structure. Restructuring charges are primarily related to involuntary termination benefits, including employee severance and other post-employment one-time benefits.

Align Technology Announces Fourth Quarter and Fiscal 2025 Results
(3)    During the third quarter of 2025, we recorded an impairment loss related to a manufacturing facility that met the criteria to be classified as assets held for sale during the quarter.
(4)    During the third quarter of 2025, we initiated the disposal, other than by sale, of certain manufacturing fixed assets. Accordingly, we revised the useful lives of these assets and recorded accelerated depreciation expenses.
(5)    During the third quarter of 2025, we recorded an impairment loss for obsolete inventory.
(6)    During the fourth quarter of 2025, we recorded costs to dispose of certain manufacturing fixed assets. Other Non-GAAP items from the fourth quarter of 2024 primarily include settlements of various indirect tax obligations related to prior years.
(+)    Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Fourth Quarter and Fiscal 2025 Results
ALIGN TECHNOLOGY, INC.
Q1 2026 OUTLOOK - GAAP TO NON-GAAP RECONCILIATION

GAAP operating margin	12.4% - 12.8%
Stock-based compensation	~5.0%
Amortization of intangibles (1)	~0.5%
Depreciation on assets disposed of other than by sale	~1.3% - 1.5%
Non-GAAP operating margin	Approximately 19.5%
Percentages do not add up due to rounding.

ALIGN TECHNOLOGY, INC.
FISCAL 2026 OUTLOOK - GAAP TO NON-GAAP RECONCILIATION

GAAP operating margin	Slightly below 18.0%
Stock-based compensation	~5.1%
Amortization of intangibles (1)	~0.5%
Depreciation on assets disposed of other than by sale	~0.3 - 0.4%
Non-GAAP operating margin	Approximately 23.7%
Percentages do not add up due to rounding.

(1) Amortization of intangible assets related to certain acquisitions

Refer to "About Non-GAAP Financial Measures" section of press release.